UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2009

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 4, 2009, Liquidity Services, Inc. (the “Company”) and the Defense Reutilization and Marketing Service of the U.S. Department of Defense (the “DRMS”) entered into Supplemental Agreement 1 (the “Supplemental Agreement”) to the Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001) (the “New Surplus Contract”).   The New Surplus Contract requires that the Company acquire all usable surplus property offered to it by the DRMS. The Supplemental Agreement reduces the price at which the Company will acquire this usable surplus property to a fixed percentage of approximately 1.8% of the DRMS’ original acquisition value.  The New Surplus Contract originally set this price at 3.26% of the DRMS’ original acquisition value.  The Company expects to commence operations under the New Surplus Contract immediately.

The New Surplus Contract, originally awarded to the Company on July 31, 2008, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2008 (the “August 8-K”).  The other provisions of the New Surplus Contract described in Item 1.01 of the August 8-K remain unchanged.  The Supplemental Agreement, attached hereto as Exhibit 10.1, contains certain other modifications to the New Surplus Contract which are not material to the Company.

The Company and the DRMS are also parties to a contract under which the Company has the exclusive right to manage and sell substantially all DRMS scrap property (the “Scrap Contract”).  The Scrap Contract was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on November 14, 2005.  As described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the SEC on December 8, 2008, the Company depends on its contracts with the DRMS for a significant portion of its revenue.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

10.1 Supplemental Agreement 1 (Sales Contract Number 08-0001-0001)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 5, 2009	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Supplemental Agreement 1 (Sales Contract Number 08-0001-0001)